As filed with the Securities and Exchange Commission on January 30, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COYA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-4017781
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5850 San Felipe St. Suite 500 Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip Code)

The Amended and Restated Coya Therapeutics, Inc. 2021 Equity Incentive Plan

(Full title of the plan)

Arun Swaminathan

Chief Executive Officer

Coya Therapeutics, Inc.

5850 San Felipe St.

Suite 500

Houston, Texas 77057

(Name and address of agent for service)

Tel: (800) 587-8170

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Coya Therapeutics, Inc. (the “Registrant”) for the purpose of registering an additional aggregate 1,994,510 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) under the The Amended and Restated Coya Therapeutics, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) consisting of: (i) 576,213 shares of Common Stock (“Evergreen Shares”) made available on January 1, 2024, pursuant to the 2021 Plan’s automatic annual increase provision (the “Evergreen Provision”), which allows for an increase equal to 4% of the total number of shares of Common Stock outstanding on December 31 of the prior year, (ii) 750,000 shares of Common Stock made available pursuant to an amendment to the 2021 Plan approved by the Registrant’s stockholders on May 8, 2024, and (iii) 668,297 Evergreen Shares made available for grant on January 1, 2025 pursuant to the Evergreen Provision.

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective. The Registrant previously registered Common Stock for issuance under the 2021 Plan under a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on April 14, 2023 (File No. 333-271264). Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 hereby incorporates by reference the contents of the previous Registration Statement referenced above.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	The Registrant’s latest annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 19, 2024;

•

The portions of the Registrant’s definitive proxy statement on Schedule 14A incorporated by reference to its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024;

•

The Registrant’s quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024, and September  30, 2024, filed on May  9, 2024, August  12, 2024, and November 6, 2024, respectively;

•

The Registrant’s Current Reports on Form 8-K filed with the Commission on January 19, 2024,  May 8, 2024,  May 20, 2024,  June 5, 2024,  July 15, 2024,  August 19, 2024,  October 22, 2024,  October 31, 2024 and  November 5, 2024 (other than any portion thereof deemed furnished and not filed); and

•	The description of the securities contained in Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed with the Commission on March 29, 2023).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed with the Commission on March 29, 2023).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-268482), filed with the Commission on December 13, 2022).

4.4	The Amended and Restated Coya Therapeutics, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-268482), filed with the Commission on December 13, 2022).

4.5	Form of Stock Option Grant Notice and Option Agreement (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1/A (File No. 333-268482), filed with the Commission on December 13, 2022).

5.1	Legal Opinion of Lowenstein Sandler LLP.*

23.1	Consent of Weaver and Tidwell, L.L.P., Independent Registered Public Accounting Firm.*

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page).*

107.1	Filing Fee Table.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 30, 2025.

COYA THERAPEUTICS, INC.

By:	/s/ Arun Swaminathan
Arun Swaminathan
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arun Swaminathan and David Snyder, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arun Swaminathan Arun Swaminathan	Chief Executive Officer, Director (Principal Executive Officer)	January 30, 2025

/s/ David Snyder David Snyder	Chief Financial Officer (Principal Financial and Accounting Officer) Chief Operating Officer	January 30, 2025

/s/ Howard Berman Howard Berman	Director and Executive Chairman	January 30, 2025

/s/ Ann Lee Ann Lee	Director	January 30, 2025

/s/ Anabella Villalobos Anabella Villalobos	Director	January 30, 2025

/s/ Dov Goldstein Dov Goldstein	Director	January 30, 2025

/s/ Wilbur Ross Wilbur Ross	Director	January 30, 2025

/s/ Dieter Weinand Dieter Weinand	Director	January 30, 2025